DEMAND NOTE

(The One Group)

New York, New York
$1,500,000.00
As of April 4, 2013

FOR VALUE RECEIVED, THE ONE GROUP, LLC, a Delaware limited liability company, having an address at 411 West 14th Street, Suite 200, New York, New York 10014 (hereinafter referred to as “Maker”), promises to pay to the order of RCI II, LTD, a Jersey Island limited liability company (hereinafter referred to as “Payee”), at 411 West 14th Street, Suite 200, New York, New York 10014 or at such other place as the holder hereof may from time to time designate in writing, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00), in lawful money of the United States of America, at the place and in the manner hereinafter provided, with interest thereon to be computed from the date of the first Disbursement (as hereinafter defined) on the outstanding principal balance of this Note from time to time (hereinafter referred to as the “Principal Balance”) at the rate of twelve percent (12.00%) per annum and to be paid on DEMAND. Interest shall be computed and shall accrue using the actual number of days elapsed for the relevant payment period, based on 360-day year.

ARTICLE 1: PAYMENTS

The entire unpaid Principal Balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable in full on DEMAND.

ARTICLE 2: DISBURSEMENTS

Maker acknowledges and agrees that as of the date hereof, $1,500,000.00 has been advanced to Maker by Payee in accordance with this Note.

ARTICLE 3: DEFAULT INTEREST

Maker does hereby agree that upon the failure of Maker to pay the Principal Balance in full when due, Payee shall be entitled to receive and Maker shall pay interest on the entire Principal Balance at the rate of eighteen percent (18%) or at the maximum rate of interest which Maker may by law pay, whichever is lower (the “Default Rate”), to be computed from the date of demand, until the actual receipt and collection of the Principal Balance. This charge shall be added to the Principal Balance. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Principal Balance, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default.

ARTICLE 4: PREPAYMENT

Maker may prepay the Principal Balance, in whole or in part, without additional penalty or premium.

ARTICLE 5: SAVINGS CLAUSE

This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the Principal Balance due hereunder at a rate which could subject Payee to either civil or criminal liability as a result of being in excess of the maximum interest rate which Maker is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Maker is at any time required or obligated to pay interest on the Principal Balance due hereunder at a rate in excess of such maximum rate, the applicable interest rate payable hereunder shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

ARTICLE 6: NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 7: JOINT AND SEVERAL LIABILITY

If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

ARTICLE 8: WAIVERS

Maker and all others who may become liable for the payment of all or any part of the Principal Balance do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment. No release of any security for the Principal Balance or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Mortgage made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other who may become liable for the payment of all or any part of the Principal Balance, under this Note.

ARTICLE 9: AUTHORITY

Maker represents that Maker has full power, authority and legal right to execute and deliver this Note, and that this Note constitutes a valid and binding obligation of Maker.

ARTICLE 10: TRANSFER

Payee shall have the right to transfer, sell and assign this Note and the obligations hereunder. All references to “Payee” hereunder shall be deemed to include the assigns of Payee.

ARTICLE 11: GOVERNING LAW

This Note shall be governed by the laws of the State of New York and the applicable laws of the United States of America.

ARTICLE 12: WAIVER OF TRIAL BY JURY

MAKER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE OR ANY ACTS OR OMISSIONS OF PAYEE, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

ARTICLE 13: COUNSEL FEES

In the event that it should become necessary for Payee to employ counsel to collect the Principal Balance or to protect or foreclose the security therefor or to otherwise enforce its rights and remedies under this Note, Maker also agrees to pay all reasonable fees and expenses of Payee, including, without limitation, reasonable attorneys’ fees for the services of such counsel whether or not suit be brought.

ARTICLE 14: BUSINESS, COMMERCIAL OR INVESTMENT PURPOSES

Maker represents that the Loan evidenced by this Note is being made solely for business, commercial or investment purposes.

ARTICLE 15: RECOURSE

This Note is full recourse to Maker, and Payee shall have recourse to Maker to the fullest extent provided by law upon any action to enforce the obligations of Maker under this Note.

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IN WITNESS WHEREOF, Maker has duly executed this Note the day and year first above written.

MAKER

THE ONE GROUP, LLC

By:	/s/ Jonathan Segal
Jonathan Segal
Managing Member